Exhibit 32.01
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report on Form 10-Q of Biodel Inc. (the Company ) for the fiscal quarter ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report ), the undersigned Errol De Souza, President and Chief Executive Officer of the Company and Gerard Michel, Chief Financial Officer of the Company, each hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 7, 2011	/s/ Errol De Souza
Errol De Souza, President and
Chief Executive Officer

Dated: February 7, 2011	/s/ Gerard Michel
Gerard Chief Financial Officer,
VP Corporate Development, and Treasurer